Exhibit 99.1

FOR IMMEDIATE RELEASE
November 3, 2009
9:30 A.M. CST

TELEVISION COMPANY BELO CORP. (BLC) ANNOUNCES OFFERING OF
SENIOR NOTES

DALLAS – Belo Corp. (NYSE: BLC), one of the nation’s largest pure-play, publicly-traded television companies, announced today the offering of $250 to $275 million in senior notes due 2016, subject to the completion of an amendment to its bank credit facility. The amendment is expected to allow for additional capacity under the credit facility’s leverage and interest coverage covenants and also extend the term of a portion of the commitments under the facility. Belo intends to use the net proceeds from the offering, which is expected to close by the end of November, to reduce the outstanding balance and commitments under its current $550 million credit facility. J.P. Morgan Securities Inc. is acting as lead book-running manager for the offering.

The notes will be unsecured senior obligations of the Company. It is anticipated that the notes will carry subsidiary guarantees that are subordinate to the subsidiary guarantees under the Company’s revolving credit facility.

A shelf registration statement relating to the senior note offering was filed with the Securities and Exchange Commission on September 22, 2009 and enables the Company to offer and sell, from time to time, up to $600 million in debt securities. Interested parties may obtain a written prospectus and, when available, prospectus supplement by visiting EDGAR on the SEC Web site at http://www.sec.gov or by contacting J.P. Morgan Securities Inc. toll free at 800-245-8812.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

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Belo Announces Offering of Senior Notes
November 3, 2009
Page Two

About Belo Corp.

Belo Corp. (BLC) is one of the nation’s largest pure-play, publicly-traded television companies, with 2008 annual revenue of $733 million. The Company owns and operates 20 television stations (nine in the top 25 markets) and their associated Web sites. Belo stations, which include affiliations with ABC, CBS, NBC, FOX, CW and MyNetwork TV, reach more than 14 percent of U.S. television households in 15 highly-attractive markets. Belo stations rank first or second in nearly all of their local markets. Additional information is available at www.belo.com or by contacting Paul Fry, vice president/Investor Relations & Corporate Communications, at 214-977-6835.

Statements in this communication concerning Belo’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, future financings, impairments, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

Such risks, uncertainties and factors include, but are not limited to, uncertainties regarding the costs, consequences (including tax consequences) and other effects of the Company’s spin-off distribution of its newspaper businesses and related assets to A. H. Belo Corporation and the associated agreements between the Company and A. H. Belo relating to various matters; changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and programming and production costs; changes in viewership patterns and demography, and actions by Nielsen; changes in the network-affiliate business model for broadcast television; technological changes, including the national transition to digital television in June 2009, and the development of new systems to distribute television and other audio-visual content; changes in the ability to secure, and in the terms of, carriage of Belo programming on cable, satellite, telecommunications and other program distribution methods; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; Federal Communications Commission and other regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions and co-owned ventures; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo’s other public disclosures and filings with the SEC including Belo’s Annual Report on Form 10-K/A.